UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2005

Oil-Dri Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

          Under the Oil-Dri Corporation of America Annual Incentive Plan (the “Plan”), eligible employees (including the Company’s executive officers) may receive annual cash bonuses equal to a percentage of salary, with the specific percentage (or target bonus) being determined by each eligible employee’s salary grade.  Essentially all salaried employees of the Company and its domestic and Canadian subsidiaries are eligible to participate in the Plan; for the fiscal year ended July 31, 2005, there are approximately 260 eligible employees.

          Historically, bonuses under the Plan have been paid for the Company’s achievement of fiscal year earnings goals within a range, with full target bonuses being paid for achievement of a specific earnings target, and lower or higher bonuses being paid based on the Company’s actual earnings below or above that earnings target.  Employees not exempt from the overtime requirements of the Fair Labor Standards Act, however, have received a full target bonus whenever any bonus payment is made under the Plan.  For the fiscal year ended July 31, 2005, however, the Compensation Committee had approved a management proposal that full target bonuses be paid under the Plan if the Company achieved target earnings of $1.25 per diluted share, with no provision for payment of less than full target bonuses if the Company did not meet that earnings target.  The Company has previously disclosed an expectation of earnings for the fiscal year of between $1.00 and $1.10 per diluted share.  At its meeting on September 15, 2005, the Compensation Committee considered management’s recommendation that discretionary cash bonuses nevertheless be paid in light of the meaningful increase in fiscal year 2005 earnings over fiscal year 2004 earnings even in the face of rising materials and energy costs and significant Sarbanes-Oxley Section 404 readiness expenses. After consideration of management’s recommendation, the Compensation Committee concluded that discretionary bonuses equal to approximately 65% of each eligible employee’s full target bonus under the Plan should be awarded to employees exempt from the overtime requirements of the Fair Labor Standards Act, with discretionary bonuses equal to full target bonus awarded to employees not exempt from those overtime requirements.  As a result, eligible employees will be receiving bonuses ranging from approximately 5% to approximately 33% of their base salaries.

          A copy of the Plan document, which sets forth the general parameters of the Plan, is attached as Exhibit 10.1.  Like many public companies, the Company is reviewing all of its incentive compensation arrangements in light of the issuance of revised Statement of Financial Accounting Standards No. 123 (Revised 2004) and other recent financial reporting and regulatory changes.  As a result, the Company may adopt a revised or entirely new cash incentive plan for the fiscal year ending July 31, 2006 and future fiscal years.

Item 9.01  Financial Statements and Exhibits.

(a)  None.

(b)  None.

(c)  Exhibits

Exhibit Number	Description of Exhibits

10.1	Oil-Dri Corporation of America Annual Incentive Plan

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

	By:	/s/ Charles P. Brissman

Charles P. Brissman
Vice President and General Counsel

Date: September 21, 2005

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Oil-Dri Corporation of America Annual Incentive Plan